As filed with the Securities and Exchange Commission on June 19, 2006
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

GMARKET INC.
(Exact name of Registrant as specified in its Charter)
Not Applicable
(Translation of Registrant’s name into English)

The Republic of Korea	Not Applicable
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

8th Floor, LIG Tower 649-11, Yeoksam-Dong Gangnam-Gu Seoul 135-912, Korea +82-2-1566-5701	Not Applicable
(Address of principal executive offices)	(Zip code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☑
     Securities Act registration statement file number to which this form relates: 333-134794.
     Securities to be registered pursuant to Section 12(b) of the Act:

Name of Each Exchange on Which
Title of Each Class to be so Registered	Each Class is to be Registered
None	None
     Securities to be registered pursuant to Section 12(g) of the Act:
Common shares, par value Won 100 per share
(Title of Class)
American depositary shares, as evidenced by American depositary receipts, each representing one common share
(Title of Class)

     Item 1. Description of Registrant’s Securities to be Registered.
     For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading “Description of Capital Stock” and “Description of American Depositary Shares” contained in the prospectus included as part of the Registrant’s registration statement on Form F-1 (File No. 333-134794) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Form F-1”), which information is incorporated herein by reference.
     Item 2. Exhibits.
     The following exhibits to this registration statement have been filed as exhibits to the Form F-1 and are hereby incorporated by reference into this registration statement.
     1.  The Form F-1 and the prospectus (Registration No. 333-134794), incorporated by reference.
     2.  The Registrant’s Registration Statement on Form F-6 (Registration No. 333-134949) (the “Form F-6”), incorporated by reference.
     3.  Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 of the Form F-1).
     4.  Form of the Deposit Agreement to be entered into by and among the Registrant, CITIBANK, N.A., as depositary, and all Holders and Beneficial Owners from time to time of American depositary shares evidenced by American depositary receipts issued thereunder, including the form of American depositary receipt (incorporated herein by reference to Exhibit 99.A of the Form F-6).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GMARKET INC.
By:	/s/ Young Bae Ku
	Name:	Young Bae Ku
	Title:	Chief Executive Officer and Representative Director

Date: June 19, 2006